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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 17, 2000

                               KOGER EQUITY, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
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                  State or Other Jurisdiction of Incorporation)


           1-9997                                         59-2898045
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  (Commission File Number)                    (IRS Employer Identification No.)

      8880 FREEDOM CROSSING TRAIL
        JACKSONVILLE, FLORIDA                              32256
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  (Address of Principal Executive Offices)                (Zip Code)

                                 (904) 732-1000
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              (Registrant's Telephone Number, Including Area Code)


                                       NA
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         (Former Name or Former Address, if Changed Since Last Reports)


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Item 5.  Other Events.

The Board of Directors of Koger Equity, Inc. has, effective March 1, 2000, appointed Thomas J. Crocker as Chief Executive Officer of Koger Equity and has, effective February 17, 2000, elected Mr. Crocker to the company's board of directors. Robert E. Onisko has been appointed as Chief Financial Officer effective March 1, 2000. Both men, who will be based at Koger's corporate headquarters at 8880 Freedom Crossing Trail in Jacksonville, come to Koger from Crocker Realty Trust, Inc., located in Boca Raton, a private real estate investment trust with a $480 million portfolio encompassing 6.1 million feet of office space in 127 buildings located in the Southeast. Messrs. Crocker and Onisko, have worked together since 1984.

With the appointments of Messrs. Crocker and Onisko, Victor A. Hughes, Jr. and David B. Hiley, the Company's current CEO and CFO, respectively, will retire from those respective positions. Mr. Hughes will continue as Chairman of the Board and Mr. Hiley will continue to serve as a member of the Board and a member of the Board's Finance Committee while J.C. "Bud" Teagle, president, Chief Operating Officer and a member of the Board, will continue to function in these roles. As part of the retirement of Messrs. Hughes and Hiley, the Company is buying out their management contracts and making certain payments related to their pensions. The company estimates the total costs of these retirement benefits at $3 million which will be taken as a special charge in the first quarter.

After working as a real estate lending officer at Chemical Bank in the early 1980s, Mr. Crocker, 46, headed up Crocker & Company, a privately-held development firm responsible for development, leasing and property management services. He then formed Crocker Realty Trust, Inc. and built it into one of the Southeast's largest office-based REITs, with regional offices in Atlanta, Memphis and Charlotte and ownership of over 5.7 million feet in 70 buildings located in seven states.

Crocker Realty Trust, Inc. was acquired by Highwoods Properties in 1996. At that time, in conjunction with Apollo Real Estate Advisors, L.P., Fidelity Management and Research Company, and Morgan Stanley Asset Management, Crocker formed the private REIT, Crocker Realty Trust, Inc. (taking the same name as his previous company), acquiring a $480 million portfolio encompassing 6.1 million feet of space in 127 office buildings located in the Southeast. Messrs. Crocker and Onisko served as the private REIT's senior executives prior to joining Koger Equity.

A graduate of the University of Miami with a BS in Business Administration, Mr. Crocker is a member of the Board of Trustees of InnKeepers USA and a member of the Board of Trustees for BBQ Company. He is also a board member of the National Conference for Community & Justice. He has received numerous awards for his work in commercial real estate development and for his commitment to organizations such as the Anti-Defamation League and Junior Achievement. He is a past chairman of the Boca Raton Chamber of Commerce.

Robert Onisko, 48, served as CFO for both Crocker Realty Trust entities. Prior to joining Crocker Realty, he held various accounting and financial management positions with Arvida Corp. and The Cadillac Fairview Corp. Limited, both national real estate developers. He began his career with Peat, Marwick, Mitchell & Co. in Boston.

A graduate of Clark University with a BS degree in Business Administration, Onisko also holds a Masters in Business Administration from Babson College. He is a member of both the American Institute of CPAs and the Florida Institute of CPAs.

At its meeting on February 17, the Koger Board approved a $0.35 per share quarterly dividend, payable May 4, 2000 to shareholders of record March 31, 2000.

Also at its meeting on February 17, 2000, the Koger Board authorized the repurchase of up to 2,650,000 shares of its Common Stock to be acquired from time to time in the open market or in negotiated transactions, 500,000 of which


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shares will be offered to Mr. Crocker and 150,000 of which shares will be offered to Mr. Onisko at prices paid by the Company.

Koger Equity, Inc. news release dated February 18, 2000, and February 23, 2000, which are Exhibits 99(a) and 99(b), respectively, to this Report are incorporated herein by reference.

For more information on Koger Equity, contact the company at 904-732-1000 or visit its Web site at www.koger.com.


Item 7.   Financial Statements and Exhibits.

(c)      Exhibits

         Exhibit
         Number   Description of Exhibit
         ------   ----------------------
         99(a)    Koger Equity, Inc. News Release, dated February 18, 2000.
         99(b)    Koger Equity, Inc. News Release, dated February 23, 2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                     KOGER EQUITY, INC.




    Dated:  February 28, 2000        By:           /s/ W. LAWRENCE JENKINS
                                                   ------------------------
                                                     W. Lawrence Jenkins
                                     Title:   Vice President/Administration and
                                                      Corporate Secretary

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                                  EXHIBIT INDEX

The following designated exhibits are filed herewith:

     Exhibit
     Number   Description of Exhibit
     ------   ----------------------
       99(a)  Koger Equity, Inc. News Release, dated February 18, 2000.
       99(b)  Koger Equity, Inc. News Release, dated February 23, 2000.



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